 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 9, 2015

LATTICE INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-10690	22-2011859
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

7150 N. Park Drive, Pennsauken, New Jersey 08109

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

Copies to:

James M. McCarrick, Esq.

Becker Meisel LLC

240 Madison Avenue, 7th Floor

New York, New York 10016

Phone: (212) 390-8409

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors; Election of Directors

(a)(1)

On December 23, 20014, the Board appointed two new members to the Board of Directors, Richard Stewart and Robert Wurwarg. On the same day, Donald Upson resigned the Board and indicated he had no disagreements with either the Board or its officers.

Lattice previously entered into a consulting services agreement with Mr. Stewart and his affiliate, Blairsden Resources LLC. Lattice previously entered into a similar agreement with Mr. Wurwarg and his affiliate, Roxen Advisors LLC. Messrs. Stewart and Wurwarg each received 1,000,000 restricted common shares as compensation for services rendered to Lattice. Through their respective affiliates, each will also render additional services to the Company. The compensation arrangement for Messrs. Stewart and Wurwarg and their respective affiliates was previously approved by the Board, including independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE CORPORATION

Date: January 16, 2015	/s/ Joe Noto
Name: Joe Noto
Chief Financial Officer,
Principal Accounting Officer